Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.
                                                                   EXHIBIT 10.17


                                OPTION AGREEMENT

                                 by and between

                                  ANESTA CORP.

                                      and

                         NOVARTIS CONSUMER HEALTH, INC.

                         Dated as of February 15, 1999

                         Table Of Contents

                                                              Page

ARTICLE I     DEFINITIONS......................................   1

ARTICLE II    GRANT OF OPTION..................................   4
              2.1 Option.......................................   4
              2.2 Activities during Option Period..............   5
              2.3 Exercising the Option........................   6
              2.4 NOVARTIS Right of First Refusal..............   6

ARTICLE III   OPTION PAYMENT...................................   6

ARTICLE IV    TRANSFER OF KNOW-HOW AND INSPECTIONS.............   7

ARTICLE V     INDEMNIFICATION AND HOLD HARMLESS................   7
              5.1 NOVARTIS Indemnity...........................   7
              5.2 ANESTA Indemnity.............................   8
              5.3 Indemnity Procedure..........................   8
              5.4 Insurance....................................   8

ARTICLE VI    CONFIDENTIALITY..................................   9
              6.1 Confidentiality Obligations..................   9
              6.2 Prior Confidentiality Agreements.............  10
              6.3 Public Announcement..........................  10

ARTICLE VII   CLEARANCE OF PUBLICATIONS........................  10

ARTICLE VIII  OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS........  11

ARTICLE IX    NOTICES..........................................  12

ARTICLE X     TERM OF THIS AGREEMENT...........................  13

ARTICLE XI    TERMINATION OF THIS AGREEMENT....................  13
              11.1 Termination for Breach......................  13
              11.2 Termination in Insolvency...................  13
              11.3 Effect of Termination or Expiry of Option...  13

ARTICLE XIII  RIGHT TO EXTEND TO AFFILIATES....................  14

ARTICLE XIV   ASSIGNMENT.......................................  14

ARTICLE XV    REPRESENTATIONS AND WARRANTIES...................  14
              15.1 Representations and Warranties..............  14
              15.2 Representation and Warranties of ANESTA.....  15
              15.3 Exclusion of Consequential Loss.............  15

ARTICLE XVI   LAW..............................................  16

ARTICLE XVII  FORCE MAJEURE....................................  16

ARTICLE XVIII MISCELLANEOUS....................................  16
              18.1 Severability................................  16
              18.2 No Exclusion of Legal Rights................  16

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                               Table Of Contents
                                  (continued)

              18.3 Survival....................................  17
              18.4 Entire Agreement............................  17
              18.5 No License..................................  17
              18.6 Adverse Event Reporting.....................  17
              18.7 Waiver......................................  17
              18.8 Relationship of the Parties.................  17
              18.9 Forum Selection and Jurisdiction............  18
             18.10 Language....................................  18
             18.11 Titles......................................  18


[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      2.

                                OPTION AGREEMENT

     This Agreement, made and entered into as of February 15, 1999 (the "Effective Date"), by and between Anesta Corp., a corporation organized and existing under the laws of the State of Delaware, U.S.A., having its principal offices at 4745 Wiley Post Way, Plaza 6, Suite 650, Salt Lake City, Utah, 84116, U.S.A. (hereinafter referred to as "ANESTA") and Novartis Consumer Health, Inc., a corporation organized and existing under the laws of Delaware, having its principal offices at 560 Morris Avenue, Summit, New Jersey 07901-1312, (hereinafter referred to as "NOVARTIS").

     Whereas, ANESTA owns or controls and/or has the right to grant licenses to certain patents relating to an oral transmucosal drug delivery system comprising an affixed holder, for delivering [*] to a patient, and methods of its production; and

     Whereas, NOVARTIS wishes to undertake at its own cost, expense, and risk, a commercial and technical assessment (including market research activities) of, and to work jointly with ANESTA to plan and design a full development program for, such products for use in the Field (as hereinafter defined); and

     Whereas, NOVARTIS wishes to obtain from ANESTA, and ANESTA wishes to grant to NOVARTIS, an exclusive option to enter into an exclusive worldwide license relating to such products and their use in the Field.

                                   Witnesseth

     Now, Therefore in consideration of the covenants and obligations hereinafter contained and intending to be legally bound the Parties (as hereinafter defined) do hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Unless specifically provided otherwise, the terms in this Agreement with initial letters capitalized, whether used in the singular or plural, shall have the meaning set forth below, or the meaning as designated in places throughout the Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      1.

     1.1 "Affiliate" of any Party shall mean any corporation or other business entity controlling, controlled by, or under common control with, such Party. "Control" (including "controlling", "controlled by" and "under common control with") of any Party, corporation or other business entity shall mean the direct or indirect beneficial ownership of fifty percent (50%) or more of the voting stock of, or more than a fifty percent (50%) interest in the income of, such corporation or other business entity, or such other direct or indirect interest or relationship as in fact constitutes actual control, provided however, that Novartis Consumer Health, SA., and its successors and assigns, shall be considered an Affiliate of NOVARTIS for the purposes of this Agreement.

     1.2 "ANESTA Know-How" shall mean Know-How owned by or licensed (with right of sublicense) to ANESTA during the Option Period.

     1.3 "ANESTA Patents" shall mean all patent and patent applications owned by or assigned or licensed (with the right to grant sub-licenses) to ANESTA or an Affiliate thereof, during the Option Period which claim inventions necessary or useful to the manufacture, use, or sale of OT-[*] Products, or to defend those rights in the Field. ANESTA Patents existing as of the Effective Date are set forth in Appendix A and ANESTA Patents obtained by or assigned or licensed to ANESTA or an Affiliate thereof during the Option Period shall be promptly added to said Appendix. ANESTA Patents shall include all divisionals, continuations, continuations-in-part, re-examinations, reissues, extensions, registrations and supplementary or complementary certificates and the like. ANESTA Patents shall also include ANESTA's, or an Affiliate's, share of any Joint Patent or patent rights jointly owned by ANESTA or such Affiliate thereof in the event that ANESTA or such Affiliate has not acquired the right to license all joint owners' shares under such patent rights.

     1.4  "Effective Date" shall mean the date first set forth above.

     1.5  "Field" shall mean the [*] markets for products used for [*].

     1.6 "Joint Patents" shall mean any patents and patent applications which are or become controlled jointly by NOVARTIS or an Affiliate and ANESTA or an Affiliate and which claim inventions necessary or useful to the manufacture, sale, or use of Option Products, which inventions are made, conceived, reduced to practice in the course of performing the work described in the development plan. The parties acknowledge that there are no Joint Patents existing as of the Effective Date of this Agreement. Joint Patents shall be promptly added to Appendix A. Joint Patents shall include all divisionals, continuations, continuations-in-part, reissues, extensions, re-examinations or registrations thereof and any supplementary or complementary protection certificates, and the like.

     1.7 "Know-How" shall mean all information and technical data, technical information, trade secrets, specifications, instructions, processes, formulae, expertise and information necessary or useful to the manufacture, use or sale of and/or which may be useful in studying, testing, the development, production, formulation or use of the OT-[*] Products, Prototypes, and Placebos or any improvement including, without limitation: biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical and clinical data, instructions, processes,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      2.

formulae, expertise and information. Notwithstanding the above, Know-How shall not include Marketing Data or information, technology or inventions disclosed in or relating to NOVARTIS' patent application [*], or any improvements or modifications thereof made independently of this Agreement.

     1.8 "License/Development and Supply Agreements" shall mean the License/Development Agreement and the Supply Agreement to be negotiated by ANESTA and NOVARTIS pursuant to Section 2.3.

     1.9 "Marketing Data" shall mean all information and data, except Know-How, that is generated during and after the Option Period in connection with the evaluation of the marketability of the OT-[*] Products, including, but not limited to, positioning concepts, advertising concepts, promotion plans, pricing analyses, market expansion plans, consumer attitude studies, consumer usage studies, volumetric data, packaging design concepts, and market simulation studies.

     1.10 "NOVARTIS Know-How" shall mean Know-How owned by, or licensed (with right of sublicense) to, NOVARTIS during and after the Option Period; provided that, NOVARTIS Know-How governed by the terms of this Agreement shall not include information, technology or inventions disclosed in or relating to NOVARTIS' patent application [*], or any improvements or modifications thereof made independently of this Agreement.

     1.11 "NOVARTIS Patents" shall mean any patents and patent applications which are or become owned or controlled by NOVARTIS or an Affiliate thereof during the Option Period and which claim inventions necessary or useful to the manufacture, use or sale of OT-[*] Products. The parties acknowledge that, as of the Effective Date, there are no existing NOVARTIS Patents which are to be governed by the terms of this Agreement. NOVARTIS Patents obtained by or assigned or licensed to NOVARTIS or an Affiliate thereof during the Option Period shall be promptly added to Appendix A. NOVARTIS Patents shall include all divisionals, continuations, continuations-in-part, reissues, extensions, re-examinations or registrations thereof and any supplementary or complementary protection certificates and the like. NOVARTIS Patents shall also include NOVARTIS' or an Affiliate's share of any Joint Patent or patent rights jointly owned by NOVARTIS or such Affiliate thereof in the event that NOVARTIS or such Affiliate has not acquired the right to license all joint owners' shares under such patent rights.

     1.12 "Option Period" shall mean a period of [*] from the date of delivery by NOVARTIS to ANESTA of the option fee payment as described in Article 3.

     1.13 "Option Products" shall mean products in the Field for use in humans, including ANESTA's OT-[*] Products, ANESTA'S oral transmucosal technology [*], and derivatives of any of them.

     1.14 "OT-[*] Products" shall mean products for use in humans which contain [*] as their active ingredient in ANESTA's oral transmucosal drug matrix attached to a handle.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      3.

     1.15 "Party" shall mean either ANESTA or NOVARTIS as the context requires and "Parties" shall mean, collectively, ANESTA and NOVARTIS.

     1.16 "Placebo" shall mean a finished dosage form physically indistinguishable from an OT-[*] Product, but not containing [*] or any other active ingredient.

     1.17 "Proprietary Information" shall mean and include, without limitation, information and data of one Party provided to the other in connection with this Agreement, including ANESTA Know-How, ANESTA Patents, NOVARTIS Know-How, NOVARTIS Patents, Joint Patents, Regulatory Materials, and all other scientific, clinical, regulatory, marketing, financial, and commercial information or data, whether communicated in writing or orally or by other means.

     1.18 "Prototypes" shall mean variations of OT-[*] Products, modified to optimize effectiveness, market appeal, or for such other reasons as the Parties may agree.

     1.19 "Regulatory Materials" shall mean copies of any IND or NDA or other health registration documents and amendments or supplements thereto filed with the US Food and Drug Administration (FDA) or other governmental, regulatory or health authorities in the Territory and all correspondence to and from such agency relevant to the OT-[*] Products which is known to and/or possessed and/or acquired by ANESTA, its Affiliates or its licensees ("ANESTA Regulatory Materials") or NOVARTIS, its Affiliates or its sub-licensees ("NOVARTIS Regulatory Materials"), as applicable.

     1.20  "Territory" shall mean the world.

     1.21 "Valid Claim" shall mean a claim from any issued patent which has not been revoked or held invalid or unenforceable by a decision of a court or other government agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal.

                                  ARTICLE II

                                GRANT OF OPTION

2.1  Option

          Subject to the terms of this Agreement, and effective upon delivery by NOVARTIS to ANESTA of payment of the option fee as described in Article 3, ANESTA hereby grants to NOVARTIS and NOVARTIS hereby accepts the exclusive option (hereinafter referred to as "Option") to enter into an exclusive royalty-bearing license, with the right to sublicense, under and to the ANESTA Patents and ANESTA Know-How, to develop, have developed, import, export make, have made, use, offer for sale, and sell in the Territory and in the Field, either (i) the OT-[*] Products, or (ii) the Option Products. Novartis shall have the sole discretion to elect either the grant described in (i) or (ii) above.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      4.

          Subject to the conditions set forth herein, ANESTA shall retain co-exclusive rights from NOVARTIS, to make or have made the OT-[*] Products or Option Products, as the case may be, solely for sale to Novartis under the License/Development and Supply Agreements. NOVARTIS will purchase from ANESTA NOVARTIS' entire clinical and commercial requirements for OT-[*] Product or Option Products, as the case may be, provided that (a) the parties reach agreement on a product supply price, and (b) the parties reach agreement on other material supply terms, and (c) ANESTA can demonstrate to NOVARTIS' reasonable satisfaction that ANESTA or its sub-contracted manufacturer has adequate capacity to meet NOVARTIS' supply requirements. If after good faith negotiations between the parties the requirements of (a), (b) and (c) above are not met, NOVARTIS may elect, in its sole discretion, to manufacture or have manufactured, by a third party reasonably acceptable to both parties, OT-[*] Products or Option Products, as the case may be, with appropriate technology transfer from ANESTA. Supply term negotiations shall not affect the underlying license which shall be separately granted.

          During the Option Period and such portion of the 90 day period following the expiration of the Option Period as is necessary to finalize the agreements as set forth in Section 2.3, ANESTA agrees not to solicit or entertain offers from, negotiate with, or in any manner discuss, encourage, recommend or agree to any proposal of any person or entity with respect to the matters covered by the Option.

2.2  Activities during Option Period

          During the Option Period, the Parties shall engage in the technical and commercial evaluation of the OT-[*] Products, Prototypes, and Placebos for the purpose of facilitating NOVARTIS' decision about whether to exercise the Option. In doing so, the Parties shall make reasonable efforts to undertake the activities described in NOVARTIS' Assessment Plan for the OT-[*] Products, Prototypes, and Placebos set forth in Appendix B. NOVARTIS may, in its reasonable discretion, change such Assessment Plan from time to time, provided, however, that if such change to the Assessment Plan necessitates a change in schedule of delivery of OT-[*] Product, Prototypes, and Placebos, or delivery or completion of other activities by ANESTA, the Parties shall discuss and implement appropriate adjustments to the schedule to accommodate such changes. ANESTA will use its commercially reasonable efforts to provide Know-How, information and Regulatory Materials to NOVARTIS to allow it to conduct the evaluation pursuant to the timetable in the Assessment Plan and NOVARTIS will use its commercially reasonable efforts to evaluate each iteration of the OT-[*] Products, Prototypes, and Placebos and perform its other obligations under the Assessment Plan in such a manner to permit ANESTA to meet the timetable contained in the Assessment Plan for ANESTA's activities. During the Option Period, each party will bear its own expenses in undertaking evaluation, development, formulation and testing activities, except that ANESTA will supply (at ANESTA's sole expense) to NOVARTIS reasonable quantities of OT-[*] Products, Prototypes, and Placebos necessary to conduct the marketing evaluations and market research contemplated in the Assessment Plan (such quantities not to exceed [*] units in the aggregate), and such OT-[*] Products, Prototypes, and Placebos shall be manufactured pursuant to European Economic Community (EEC) or FDA (as the case may be) current good manufacturing practices (cGMP).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      5.

     2.3  Exercising the Option

          NOVARTIS may exercise its Option at any time during the Option Period, and shall so exercise by (i) notifying ANESTA in writing of NOVARTIS' desire to exercise the Option, and (ii) entering into good faith negotiations to reach mutually agreeable License/Development and Supply Agreements. The Parties shall complete such negotiations and sign such Agreements within three (3) months of expiration of the Option Period, unless the Parties mutually agree to extend the time. In the event that NOVARTIS does not exercise the Option in accordance with (i) and (ii) above prior to the end of the Option Period, or the Parties do not enter into mutually agreeable License/Development and Supply Agreements within three (3) months of the expiration of the Option Period or such other time as is agreed to by the Parties and provided that the parties have negotiated in good faith and subject to Section 2.4, ANESTA shall have no further obligation to NOVARTIS hereunder, shall be free to enter into any license agreement with respect to Option Products in the Field with any third party on any terms ANESTA may, in its sole discretion, deem appropriate.

     2.4  NOVARTIS Right of First Refusal

          If ANESTA desires to accept a bona fide offer from a third party (a "Third Party Offer") regarding any of the grants described in Section 2.1 during the three (3) month period commencing from the later of (i) the date of expiration of the Option Period or (ii) the last date of the three month period to finalize the agreements as set forth in Section 2.3, ANESTA shall promptly notify NOVARTIS of such Third Party Offer in writing (the "Third Party Notice"), subject to a binder of confidentiality. The Third Party Notice shall contain all of the material terms and conditions concerning the proposed offer and the Third Party Notice shall contain a copy of the Third Party Offer (but need not contain the form of the complete agreement with respect thereto or the identity of the third party). In the event that the third party objects to disclosure of the offer to Novartis, the Third Party Offer shall be submitted to a mutually agreed upon intermediary who shall summarize the material terms and conditions of the offer. Such summary shall be annexed to the Third Party Notice.

          NOVARTIS shall have forty-five (45) days after the date of its receipt of the Third Party Notice to give written notice that it wishes to enter into a contract with ANESTA on the material terms and conditions set out in the Third Party Notice (the "Novartis Notice"). If NOVARTIS fails to deliver the Novartis Notice within the time permitted under this Section 2.4, Anesta shall be free to enter into an Agreement with such third party on the terms set out in the Third Party Notice, in ANESTA's sole discretion. If NOVARTIS timely delivers the Novartis Notice to ANESTA, Anesta and Novartis shall execute the final agreement based on the Third Party Notice not later than ninety (90) days after the date of the Novartis Notice.

                                  ARTICLE III

                                 OPTION PAYMENT

     In consideration for the Option granted in Section 2.1, NOVARTIS shall pay to ANESTA [*] United States dollars (US$[*]) not later than 10 days after the Effective Date of this Agreement. This payment shall be made in United States dollars and shall be paid by wire

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      6.

transfer to a bank account designated by ANESTA. This payment for the Option Period shall be nonrefundable, except under the conditions addressed in Sections
11.1 and 15.2, and shall be credited in full by ANESTA against development costs, milestones, upfront fees, or royalties, which may be required to be paid by NOVARTIS under the License/Development and Supply Agreements.

                                  ARTICLE IV

                      TRANSFER OF KNOW-HOW AND INSPECTIONS

     Subject to the provisions of Article 6, ANESTA shall promptly after the Effective Date disclose to NOVARTIS all ANESTA Know How relevant to the Option Products then in its possession that has not been disclosed prior to the Effective Date. ANESTA shall provide copies to NOVARTIS of ANESTA Know-How, except to the extent NOVARTIS and ANESTA agree that copying is unnecessary (e.g. ANESTA's Standard Operating Procedures) or overly burdensome (e.g. clinical study case report forms). From time to time, during the Option Period, ANESTA, to the extent it is free to share such information, shall make available to NOVARTIS Know-How which NOVARTIS reasonably requires to facilitate its research, development and commercialization of the OT-[*] Products, Prototypes, and Placebos in the Field. During the Option Period, ANESTA shall permit NOVARTIS upon ten (10) days advance notice and at reasonable times of the business day to inspect Know-How (other than Know-How for which copies have been provided) and facilities and equipment of ANESTA, wherever located, provided, however, that such inspection rights shall be subject to the regulations and other requirements of the FDA and the US Drug Enforcement Administration and ANESTA's obligations of confidentiality to its customers for other ANESTA products. From time to time, during the Option Period, NOVARTIS, to the extent it is free to share such information, shall make available to ANESTA stability data and other physical data which ANESTA reasonably requires to facilitate its development of the OT-[*] Products, Prototypes, and Placebos. ANESTA agrees that NOVARTIS is under no obligation to disclose to ANESTA Marketing Data, but NOVARTIS will from time to time present to ANESTA general summaries of consumer interest in the OT- [*] Product based upon the NOVARTIS Marketing Data.

                                   ARTICLE V

                       INDEMNIFICATION AND HOLD HARMLESS

     5.1  NOVARTIS Indemnity

          Subject to the provisions of Section 5.3, NOVARTIS shall defend and indemnify and hold harmless ANESTA and its Affiliates and their respective directors, officers, agents and employees from and against any and all losses, liabilities, claims, damages, penalties, fines, costs and expenses (including reasonable legal fees and other litigation costs, regardless of outcome) arising out of any and all governmental or third-party private actions (or their insurers under rights of subrogation or otherwise) that are related in any way
(i) to NOVARTIS', its Affiliates' and/or sub-licensees' development, importation, sale, manufacture, packaging, promotion, marketing, distribution, storage or use of the OT-[*] Products, Prototypes, and Placebos; (ii) to any claim of failure by NOVARTIS, its Affiliates and/or sub-licensees to comply with

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      7.

governmental requirements relating to the OT-[*] Products, Prototypes, and Placebos including, but not limited to, the reporting of adverse events and safety information or (iii) to NOVARTIS', its Affiliates' and/or sub-licensees' negligence or any acts or omissions by NOVARTIS in connection with the OT-[*] Products, Prototypes, and Placebos or in violation of its obligations under this Agreement.

     5.2  ANESTA Indemnity

          Subject to the provisions of Section 5.3, ANESTA shall defend and indemnify and hold harmless NOVARTIS, its Affiliates and sub-licensees and their respective directors, officers, agents and employees from and against any and all losses, liabilities, claims, damages, penalties, fines, costs and expenses (including reasonable legal fees and other litigation costs, regardless of outcome) arising out of any and all governmental or third-party private actions (or their insurers under rights of subrogation or otherwise) that are related in any way (i) to the development, manufacture, packaging, storage, use, distribution, and importation of the OT-[*] Products, Prototypes, and Placebos by ANESTA, any Affiliate of ANESTA or any licensee of ANESTA other than NOVARTIS; (ii) to any claim of failure by ANESTA, any Affiliate of ANESTA or any licensee of ANESTA other than NOVARTIS to comply with governmental requirements relating to the OT-[*] Products, Prototypes, and Placebos including, but not limited to, the reporting of adverse events and safety information; and (iii) to ANESTA', its Affiliate's or its licensee's negligence or any acts or omissions by ANESTA, its Affiliate or any licensee of ANESTA other than NOVARTIS in connection with the OT-[*] Products, Prototypes, and Placebos or in violation of its obligations under this Agreement.

     5.3  Indemnity Procedure

          The Party to be indemnified (the "Indemnitee") shall notify the indemnifying party (the "Indemnitor") in writing promptly, but no later than fifteen (15) days after becoming aware, of any claims, suits, actions or proceedings made or instituted against it or which may be made or instituted against it in respect of which indemnification may be sought hereunder. The Indemnitee shall cooperate with the Indemnitor in the defense of any claim. The Indemnitor shall have the right to select defense counsel and direct the defense or settlement of any such claim or suit. The Indemnitee shall have the right to select and obtain representation by separate legal counsel, at its own expense.

     5.4  Insurance
          (a) ANESTA hereby warrants that it maintains a policy or program of insurance at levels no less than three million United States dollars (US$ 3,000,000) for each occurrence and in the aggregate, to support the indemnification obligations assumed under this Article 5.

     (b) NOVARTIS hereby warrants that it maintains a policy or program of insurance or self-insurance at levels sufficient to support the indemnification obligations assumed under this Article 5.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      8.

                                  ARTICLE VI

                                CONFIDENTIALITY

     6.1  Confidentiality Obligations

          During the term of this Agreement and for a period of five (5) years thereafter (which period shall be ten (10) years in the case of trade secrets as defined in the Uniform Trade Secrets Act), each Party shall receive and keep all Proprietary Information of the other Party in complete confidence in the same manner and with the same protection as such Party maintains for its own proprietary information and hereby covenants not to use such Proprietary Information or any part of it except for the purposes of this Agreement or disclose or make such Proprietary Information or any part of it available to third parties except:

          (a) to its employees, Affiliates and responsible sub-contractors or agents (including attorneys) who require such Proprietary Information for the express purposes of this Agreement and who are bound in writing to the receiving Party in a manner consistent with the confidentiality provisions of this Agreement; provided, that, ANESTA shall not have the right to share NOVARTIS Proprietary Information in the Field with any of ANESTA' sub-licensees without the prior written consent of NOVARTIS;

          (b) for disclosure to governmental health or regulatory agencies for the purposes of obtaining and maintaining any necessary regulatory approvals for the Option Products in the Territory or of prosecution of patents related to Option Products (and then, to the fullest extent possible, only under conditions of confidentiality);

          (c)  to the extent that the disclosing Party may agree in writing;

          (d) to the extent that such can be clearly demonstrated by prior written documents in its possession to be known to the receiving Party or an Affiliate of the receiving Party from a source other than the disclosing Party or an Affiliate of the disclosing Party who is not in breach or default of any confidentiality obligation to the disclosing Party or an Affiliate of the disclosing Party at the time of receipt from the disclosing Party hereunder;

          (e) to the extent that such is a matter of public knowledge at the time of disclosure hereunder or becomes a matter of public knowledge other than by breach of this Agreement by the receiving Party, its employees or anyone that received Proprietary Information from the receiving Party;

          (f) to the extent that it is required by law or bona fide legal process to be disclosed (and then, to the fullest extent possible, only under conditions of confidentiality).

          Each Party specifically agrees that, except as shall be necessary for governmental notification purposes or to comply with applicable laws and regulations, it will not provide a copy of this Agreement or any other related agreement to any third party except its employees, Affiliates and responsible sub-contractors or agents (including attorneys) who require such copy for the express purposes of this Agreement and to its financial advisors (including any person or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      9.

entity who may be interested in investing in or acquiring all or substantially all of the assets or securities of such Party) and the Party providing the copy shall do so only in a manner consistent with the confidentiality provisions of this Agreement.

     6.2  Prior Confidentiality Agreements

          Proprietary Information disclosed by either Party to the other Party prior to the Effective Date of this Agreement under any previous agreements between ANESTA and NOVARTIS shall be treated as Proprietary Information under this Article 6 notwithstanding the expiration of the prior Confidentiality Agreements. All Proprietary Information disclosed by either Party to the other Party after the Effective Date of this Agreement shall be governed by this
Article 6.

     6.3  Public Announcement

          Except as shall be necessary for governmental notification purposes or to comply with applicable laws and regulations, and except as otherwise agreed to by the Parties in writing, the Parties agree to keep the existence of this Agreement, the transactions contemplated hereby, and any proposed termination hereof strictly confidential, provided that the Parties shall make an initial public announcement as to this Agreement in the form attached hereto as Appendix
C. Prior to making any subsequent public announcements regarding this Agreement or the transactions contemplated herein, each Party agrees to provide the other Party with a reasonable opportunity to review and comment upon such proposed announcement. Written agreement between the Parties shall be required prior to release of any such subsequent public announcement and such agreement shall not be unreasonably withheld.

                                  ARTICLE VII

                           CLEARANCE OF PUBLICATIONS

     If either Party wishes to make any written or oral public disclosure (e.g., speeches or publications in scientific journals or other publications) relating to the OT-[*] Products in the Field, whether or not such disclosure involves the disclosure of Proprietary Information of the other Party, the Party seeking to make such public disclosure (the "Disclosing Party") shall provide the other Party with details of the proposed written or oral public disclosure and/or an advance copy of any proposed publication sixty (60) days prior to the earlier of
(i) the intended date of release or (ii) the submission of written text or abstract of a speech for oral presentation or of written material for publication. The other Party shall have thirty (30) days to make any comments or recommend any changes it reasonably believes are necessary to preserve intellectual property rights or Proprietary Information and the incorporation of such changes shall not be unreasonably refused by the Disclosing Party; and if such other Party informs the Disclosing Party within thirty (30) days of receipt of an advance notice of an oral public disclosure or copy of a proposed publication (i) that such public disclosure or publication, in its reasonable judgment, is expected to have a materially adverse effect on its intellectual property rights or Proprietary Information, or (ii) of some other reasonable objection, the Disclosing Party shall use its best efforts to delay or prevent public disclosure or such publication. Such delay shall be sufficiently long as to permit the timely preparation and filing of patent applications if

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      10.

the reason given by the other Party for delaying public disclosure or publication is that it would disclose patentable inventions.

                                 ARTICLE VIII

                   OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS

     8.1 Prototypes, ANESTA Proprietary Information, ANESTA Patents, ANESTA Know-How and any resulting inventions (whether patentable or not) which are made, conceived, reduced to practice or generated solely by ANESTA's employees or agents shall belong exclusively to ANESTA.

     8.2 NOVARTIS Proprietary Information, NOVARTIS Patents, NOVARTIS Know-How and any resulting inventions (whether patentable or not) which are made, conceived, reduced to practice or generated solely by NOVARTIS' employees or agents shall belong exclusively to NOVARTIS.

     8.3 ANESTA and NOVARTIS shall each own a fifty percent (50%) undivided interest in any Know-How, Joint Patents and any resulting inventions (whether patentable or not) made, conceived, reduced to practice or generated jointly by employees, agents or other persons acting on behalf of both Parties. Subject to the Terms of this Agreement, and in the event that (i) NOVARTIS does not exercise the Option prior to the end of the Option Period, or (ii) the Parties do not enter into mutually agreeable License/Development and Supply Agreements within the timeframe as is agreed to by the Parties, or (iii) the Parties subsequently terminate such Agreements, each joint owner may make, use and sell outside the Field jointly owned inventions, discoveries, Know-How, and Joint Patents without accounting to the other joint owner in accordance with its undivided rights hereunder. Notwithstanding the prior sentence, neither party shall make, use or sell in the Field jointly owned inventions, discoveries, Know-How, or Joint Patents with respect to applications in the Field, without
(i) prior written consent of both Parties, which consent will not be unreasonably withheld, and (ii) compensation in an amount to be determined. During the Option Period and the term of the License/Development and Supply Agreements, ANESTA will not make, use or sell in the Field jointly owned inventions, discoveries, Know-How, or Joint Patents.

     8.4  Marketing Data shall be owned exclusively by NOVARTIS.

     8.5 NOVARTIS Patents governed by the terms of this Agreement shall not include NOVARTIS' patent application [*], or any patents or patent applications emanating from said application, relating to information, technology or inventions disclosed in or relating to said application, or any improvements or modifications thereof made independently of this Agreement, and ANESTA shall not be granted any rights with respect thereto pursuant to the terms of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      11.

                                  ARTICLE IX

                                    NOTICES

     9.1 Any notice or other communication required or permitted to be given or made hereunder shall be in writing in the English language and shall be deemed to have been duly given if sent by facsimile letter, courier, or delivered by hand to the Party to whom such notice or communication is required or permitted to be given. If sent by facsimile letter such notice shall be deemed to have been given on the date that it is sent provided that a confirmatory copy of the facsimile letter is mailed on the same day as the facsimile letter is sent to the receiving Party. If delivered by hand or by courier, any such notice or communication shall be considered given when delivered.

     9.2 All notices to ANESTA or to any transferee or designee of ANESTA, pursuant to this Agreement shall be addressed as follows:

               ANESTA CORP.
               4745 Wiley Post Way,
               Plaza 6, Suite 650,
               Salt Lake City, UT, 84116 USA
               Telephone:  (001) 801-595-1405
               Facsimile:  (001) 801-595-1406
               Attention:  Chief Executive Officer

          With copy to:

               COOLEY GODWARD LLP
               3000 El Camino Real
               Palo Alto, CA 94306-2155 USA
               Telephone:  (001) 650-843-5000
               Facsimile:  (001) 650-857-0663
               Attention:  Jana R.  Miller, Esq.

     9.3  All notices to NOVARTIS shall be addressed as follows:
               NOVARTIS Consumer Health, Inc.
               560 Morris Avenue
               Summit, NJ 07901 USA
               Telephone:  (001) 908-598-7600
               Facsimile:  (001) 908-522-1781
               Attention:  General Counsel

     9.4 Either Party may change the address to which notice and other communications to it are to be given by notice as provided herein.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      12.

                                   ARTICLE X

                             TERM OF THIS AGREEMENT

     Unless sooner terminated as provided herein, this Agreement shall commence on the Effective Date hereof and shall continue in full force and effect until the expiration of the Option Period.

                                  ARTICLE XI

                         TERMINATION OF THIS AGREEMENT

     11.1  Termination for Breach

           In the event that either Party shall be in breach of any material obligation hereunder, the non-breaching Party shall give written notice to the other Party specifying the claimed particulars of such breach, and in the event such material breach is not cured, or effective steps to cure such material breach have not been initiated or are not thereafter diligently pursued, within sixty (60) days following the date of such written notification, the non-breaching Party shall have the right thereafter to terminate this Agreement by giving thirty (30) days' prior written notice to the other Party to such effect. Notwithstanding the foregoing, if NOVARTIS fails to make payments due under
Article 3 hereof within ten (10) days of receiving written notice of its failure to make such payments when due, ANESTA may terminate the Agreement by giving written notice to NOVARTIS to such effect. In the case of a breach by ANESTA relating to ANESTA's Representations in Section 15.2 below, ANESTA shall refund all Option Payments in full to NOVARTIS.

     11.2  Termination in Insolvency

           Either Party shall have the right to terminate this Agreement effective upon written notice to the other Party in the event the non-notifying Party becomes insolvent, or makes an assignment for the benefit of creditors, or has a receiver or trustee appointed for substantially all of its property or in the event that voluntary or involuntary bankruptcy proceedings are instituted against the non-notifying Party or on the non-notifying Party's behalf.

     11.3  Effect of Termination or Expiry of Option

           Upon termination of this Agreement for whatever reason or upon NOVARTIS' election not to exercise its option during the Option Period or NOVARTIS' failure to exercise its option during the Option Period (i) all rights granted to NOVARTIS under this Agreement shall terminate and (ii), except as provided below, each Party shall return to the other Party all Proprietary Information of the other Party and copies or versions thereof, except that each Party may retain one (1) copy of such Proprietary Information of the other Party in its legal department in order to ascertain its continuing obligations under
Article 6. Upon termination of this Agreement for whatever reason NOVARTIS will return to ANESTA all OT-[*] Products, Prototypes, and Placebos.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      13.

                                 ARTICLE XIII

                         RIGHT TO EXTEND TO AFFILIATES

      Either Party shall have the right to extend all or part of the rights granted in this Agreement to any of its Affiliates; provided, that such Party shall not then be in default with respect to any of its obligations under this Agreement. All the terms and provisions of this Agreement, except this right to extend, shall apply to such Affiliate to which this option has been extended to the same extent as they apply to either of NOVARTIS or ANESTA, as the case may be.

                                  ARTICLE XIV

                                   ASSIGNMENT

      Unless consent in writing is first obtained from the other Party, such consent not to be unreasonably withheld, this Agreement and the rights granted herein shall not be assignable by either Party hereto, except to a successor to all or substantially all of its business. Any attempted assignment without consent shall be void. Notwithstanding the foregoing, the Parties agree that NOVARTIS shall have the right to assign this Agreement to an Affiliate without ANESTA's consent. Any permitted assigns shall assume all obligations of its assignor under this Agreement.

                                   ARTICLE XV

                         REPRESENTATIONS AND WARRANTIES

     15.1  Representations and Warranties

           Each Party hereby represents and warrants for itself as follows:

           (a) It is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation with the full power to conduct its affairs as currently conducted and contemplated in this Agreement.

           (b) The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its stockholders; (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter or by-laws; or (iii) result in a breach of, or constitute a default under, any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected.

           (c) No authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental authority or regulatory body is required for the due execution, delivery or performance by it of this Agreement, except as provided herein.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      14.

           (d) This Agreement is a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms and conditions.

           (e) It is not under any obligation to any person, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

           (f) Any clinical investigations carried out with respect to any Option Product shall be conducted in accordance with good manufacturing practices and good clinical practices applicable in the jurisdiction in which such investigation is conducted, including but not limited to, EEC and FDA good manufacturing and good clinical practice. The owner of the IND under which any clinical investigation is carried out will control the overall conduct of the study and communications with FDA.

     15.2  Representation and Warranties of ANESTA

           (a) ANESTA warrants that, after making reasonable inquiry, it has no information as of the Effective Date of this Agreement to indicate that the practice by NOVARTIS of any rights it could license under the ANESTA Patents in the Field, in the Territory, in accordance with the rights granted under Section
2.1 of this Agreement, would infringe any valid third-party patent or other proprietary right of a third-party.

           (b) ANESTA warrants that it has no information as of the Effective Date of this Agreement to indicate that the OT-[*] Product [*].

           (c) ANESTA represents that as of the Effective Date it owns or possesses all right, title and interest in and to the ANESTA Patents and the ANESTA Know-How, in the sense of being able to convey to NOVARTIS an exclusive license thereunder in the Field in the Territory, in accordance with the rights granted under Section 2.1 of this Agreement.

           (d) THE REPRESENTATIONS AND WARRANTIES IN SECTIONS 15.1 AND 15.2 HEREOF ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY, WITHOUT LIMITATION, ANESTA DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     15.3  Exclusion of Consequential Loss

          Notwithstanding any provisions to the contrary in this Agreement, in no event (including fault, negligence or strict liability of either Party) shall either Party be liable to the other for indirect, incidental, consequential, special, punitive or exemplary damages, loss of profit or loss of use related to any claim, cause of action, proceeding or judgment arising in connection with this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      15.

                                  ARTICLE XVI

                                      LAW

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to that State's rules on conflicts of law.

                                  ARTICLE XVII

                                 FORCE MAJEURE

     Each of the Parties hereto shall be excused from the performance of its obligations hereunder in any country or countries of the Territory in the event such performance is prevented by force majeure, and such excuse shall continue as long as the condition constituting such force majeure continues plus thirty
(30) days after the termination of such condition. For the purpose of this Agreement, force majeure is defined as follows: causes beyond the reasonable control of NOVARTIS or ANESTA (as the case may be), including, without limitation, acts of God, acts, regulations or laws of any government, war, civil commotion, destruction of production facilities or materials by fire, earthquake or storm, labor disturbances (whether or not any such labor disturbance is within the power of the affected Party to settle), epidemic, and failure of suppliers, public utilities or common carriers. In the event of force majeure lasting more than six (6) months, the Parties agree to meet and discuss how this Agreement can be justly and fairly implemented under the circumstances prevailing in such country or countries and if the Parties are unable to agree upon how the Agreement can be implemented then either Party may terminate the Agreement in relation to such country or countries upon thirty (30) days' written notice.

                                 ARTICLE XVIII

                                 MISCELLANEOUS

     18.1  Severability

           Should any part or provision of this Agreement be held unenforceable or in violation of or in conflict with any applicable law or regulation of any jurisdiction, the invalid or unenforceable provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose and economic benefit of such part or provision in a valid and enforceable manner, and the balance of this Agreement (including any such replacement provision) shall continue in full force and effect and be binding upon the Parties hereto. To implement the requirements of this Section 18.1, NOVARTIS and ANESTA agree to endeavor in good faith to agree upon the wording of any replacement provision.

     18.2  No Exclusion of Legal Rights

           Nothing in this Agreement is intended to nor shall it have the effect of excluding, modifying or restricting any right or remedy available under any relevant law which, by virtue of any such law, cannot be excluded, modified or restricted.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      16.

     18.3  Survival

           Articles 5, 6, 7 (with respect to written or oral public disclosures containing information generated during the Option Period only), 8.3, 11.3, 12, 15, and 16 shall be in force during the Option Period and shall survive termination or expiration (as the case may be) of this Agreement and shall remain in full force and effect. The provisions of this Agreement which do not survive termination or expiration hereof (as the case may be) shall nonetheless be controlling on, and shall be used in construing and interpreting the rights and obligations of the Parties hereto with regard to any dispute, controversy or claim which may arise under, out of, in connection with, or relating to this Agreement.

     18.4  Entire Agreement

           This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof and supersedes and replaces all previous negotiations, understandings and representations whether written or oral including, but not limited to, prior Confidentiality Agreements between ANESTA and NOVARTIS and such Confidentiality Agreements shall be terminated upon the Effective Date of this Agreement. The Parties' obligations of confidentiality, non-disclosure and non-use under the Confidentiality Agreements shall continue with respect to confidential information disclosed prior to their termination, and shall be subject to the provisions of Article 6 hereof. This Agreement shall not be modified, altered or amended except by a written document signed on behalf of and delivered by both Parties hereto.

     18.5  No License

           Except as specifically set forth herein, neither Party is granted any rights or license by implication or otherwise.

     18.6  Adverse Event Reporting

           ANESTA and NOVARTIS shall cooperate with respect to the exchange of adverse event and safety information associated with the OT-[*] Products. Details of the cooperation in the handling of adverse event and safety information related to the OT-[*] Products shall be the subject of an addendum agreed upon between the Parties.

     18.7  Waiver

           Any waiver on the part of either Party hereto of any right or interest hereunder shall be effective only if made in writing and shall not (unless expressly so stated) constitute or imply a waiver of any other right or interest, or a subsequent waiver.

     18.8  Relationship of the Parties

           NOVARTIS and ANESTA shall act solely as independent contractors and nothing in this Agreement shall be construed to create a partnership or joint venture or legal entity between ANESTA and NOVARTIS, nor shall it give either ANESTA or NOVARTIS the power or authority to act for, bind or commit the other in any way. Neither Party is authorized to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      17.

make any statement, claims, representations or warranties, or to act on behalf of the other, except as specifically authorized in writing by the other Party. Accordingly, neither Party shall have the right to use or refer to the name, tradenames, trademarks or logo of the other or its Affiliates or agreements with the other without the prior written consent of the other.

     18.9  Forum Selection and Jurisdiction

           The Parties agree to bring any suit, claim or proceeding against each other arising from this Agreement in the United States District Court for the District of New Jersey, and, solely for any such suit, claim or proceeding, they consent to the personal jurisdiction of such court and waive any objections to venue in such court.

     18.10 Language

           This Agreement is entered into in the English language. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement as written in English and not to any translation hereof into any other language, and this English language version shall be controlling for all purposes.

     18.11 Titles

           The titles used herein are for illustration purposes only and shall not be construed as part of this Agreement.

           In Witness Hereof, the Parties have caused this Agreement to be executed by their duly authorized representatives.

Anesta Corp.                         Novartis Consumer Health, Inc.



By: /s/ Thomas B. King                By:/s/ Frederic J. Huser
   ---------------------------------     -----------------------------------
Name: Thomas B. King                  Name: Frederic J. Huser
     -------------------------------        --------------------------------
Title: President and CEO              Title: President
      ------------------------------         -------------------------------

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      18.

                                   Appendix A

                                 ANESTA PATENTS


[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      1.

                                  Appendix B

                           NOVARTIS ASSESSMENT PLAN

                    Technical/Commercial Evaluation Period
                                OT-[*] Product
                                    between
                              ANESTA Corporation
                                      and
                        NOVARTIS Consumer Health, Inc.

Exclusive Option Agreement:  February, 1999
(to incorporate Stage I - IV)

Stage I (Due Diligence)
-----------------------

Proposed duration:  [*] ([*])

NOVARTIS Consumer Health will conduct due diligence activities for approximately the next [*]. (See detailed technical due diligence proposal attached).

The outcomes of the technical due diligence are as follows:

 .  Decision to proceed to next stage.

 . Identify minimal acceptable profile for the product. These will include criteria in the formulation, manufacturing, clinical, regulatory, quality assurance and patent areas. Marketing/Commercial assessment will not be completed until [*] for the [*]. [*] will continue into [*].

 . Request an End of Phase II Meeting with FDA in [*]. ANESTA and NOVARTIS will jointly attend. If meeting is scheduled for [*], Phase III studies could start [*].

Stage II (Drafting of the Development Program)
----------------------------------------------

Proposed duration:  [*] ([*])

ANESTA Corporation and NOVARTIS Consumer Health will jointly draft and agree to a full development program for the OT-[*] product. The plan will include the following:

 .  All key activities by area (i.e. formulation/manufacturing, clinical development, regulatory, marketing, etc.)
 .  Timing for each key activity.
 .  Milestones will be identified.
 .  Estimated costs.
 .  Responsibilities.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      1.

 .  Resolution of issues raised during due diligence.
 .  Identify key markets and opportunities.


Stage III (Heads of Agreement)
------------------------------

Proposed duration:  [*] ([*])

ANESTA Corporation and NOVARTIS Consumer Health will jointly draft and agree to the Heads of Agreement. The following will be included:

 .  All key Terms for development, manufacturing and licensing.
 .  Milestone payments to be determined based on development plan.

Stage IV (Execution of Agreement)
---------------------------------

Proposed duration:  [*] ([*])

ANESTA Corporation and NOVARTIS Consumer Health will jointly draft, agree and execute the Development, Manufacturing and Licensing Agreement.

                       Technical/Commercial Due Diligence
                                 OT-[*] Product
                                    between

ANESTA Corporation

                                      and

Novartis Consumer Health, Inc.

The Technical Due Diligence period (Stage I) will take approximately [*], and is outlined below.

Stage I:  Due Diligence
-----------------------

Clinical

The NOVARTIS Medical Affairs and Clinical Operations Department will need to review all clinical data and reports as follows:

 .  [*]
 .  [*]
 .  [*] ([*])
 .  [*] ([*])
The evaluation of this data will take approximately [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      2.

Regulatory

The NOVARTIS Regulatory Affairs Department will need to review the following:

 .  Clinical information as stated above
 .  IND
 . Chemistry, Manufacturing and Control data (including formulation, processing, analytical testing methods/specification, [*] and all relevant development reports).
 . FDA correspondences (including letters, meeting minutes, 483s, EIRs and ADE reports.

This evaluation will take approximately [*].

Quality Assurance

The NOVARTIS Quality Assurance Department will need to review/inspect the following:

 .  Audit the manufacturing plant, laboratories and facilities.
 .  Review SOPs, GMPs and GCPs.
 .  Review Development reports.

This evaluation will take approximately [*].

Product Development and Manufacturing

The NOVARTIS Product Development and Manufacturing Departments will need to review the following:

 .  Formulation and processing data, including all development reports.
 .  [*] reports.  ([*] will continue into [*])
 .  Packaging data, including information on [*].
 .  Inspection of commercial manufacturing area.
 .  Commercial manufacturing capacities (Processing and Packaging).
 . Additional equipment and facilities needed for commercial manufacturing. . Analytical and process validation protocols and reports if available
   (including scale-up data).
 .  Cost of Goods estimate.

This evaluation will take approximately [*].

Patent

The NOVARTIS Patent Attorney will need the following for assessment:

 .  List of all patents covering this technology and product.
 .  All formulation, processing and technology information.

The above information will be needed in order to assess the enforceability of the ANESTA patents and to determine third party rights. The evaluation will take approximately [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      3.

Commercial

Consumer research will be conducted in [*]. These studies will take approximately [*] in [*], and [*] in the [*]. (NCHI will continue consumer research after technical due diligence has been completed.) Both active and placebo OT-[*] units will be required for this testing. Quantities and [*] need to be determined.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      4.

                                   Appendix C

                          INITIAL PUBLIC ANNOUNCEMENT

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                      1.

                           [Anesta Corp. letterhead]

                                                                     DRAFT v.2.3

For Immediate Release                        Contact:  Thomas B. King or
                                                       Roger P. Evans
                                                       801.595.1405

        Anesta Corp. Enters into OTS(TM) Option Agreement with Novartis

SALT LAKE CITY, UT [date] -- Anesta Corp. (Nasdaq: NSTA) announced that it has entered into an option agreement with Novartis involving Anesta's proprietary Oral Transmucosal System (OTS) for drug delivery. The option agreement includes a collaboration that combines OTS with undisclosed compounds that may lead to one or more product candidates. Under the terms of the option agreement, Novartis and Anesta will assess the world wide commercial potential of these potential products, with the goal of entering into an exclusive licensing agreement.

"We are excited to be entering into a research and development collaboration with a company that has a very strong position in both prescription and over the counter markets on a global basis," said Thomas B. King, Anesta's President and CEO.

Anesta is a leader in the development of new pharmaceutical products for oral transmucosal drug administration. The Company's principal product is Actiq (oral transmucosal fentanyl citrate) which was approved by the FDA on November 4, 1998. Actiq is the first product specifically designed, studied and approved for breakthrough cancer pain. Actiq is indicated only for the management of breakthrough cancer pain in patients with malignancies who are already receiving and who are tolerant to opioid therapy for their underlying persistent cancer pain. The Company's first approved product, Fentanyl Oralet (oral transmucosal fentanyl citrate), is indicated for use as a premedication before surgery and for sedation/analgesia prior to painful procedures in children and adults in a monitored anesthesia setting. Actiq and Fentanyl Oralet are marketed by Abbott Laboratories in the United States under a license agreement with Anesta. The Company also has three investigational products undergoing clinical evaluation; OT nicotine for smoking cessation, OT-fentanyl for acute pain management, and OT-etomidate for short-acting sedation.

This news release contains forward looking statements that involve risk and uncertainties. Future events may differ materially from those discussed herein, due to a number of factors, including uncertainties related to the combination of OTS with the compounds to be studied pursuant to the option agreement and the ability of the Company and Novartis to agree on satisfactory terms for an exclusive licensing agreement. These factors are more fully discussed in the Company's Prospectus dated December 16, 1998, under the headings "Risk Factors - Our Ability to Develop Additional Products is Uncertain" and "Risk Factors - We Will Need to Find Corporate Partners for Our New Products." In addition, the Company's results could also be affected by a number of other risks and uncertainties which are more fully discussed under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Prospectus dated December 16, 1998.



[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

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